Exhibit 10.1

ATOPCO COMPANY, LTD.

SHARE INCENTIVE PLAN

1.             Purposes of this Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees and to promote the success of the business of the Company as well as other Group Companies.

2.	Definitions.

(a) “Administrator” means the Board.

(b) “Applicable Laws” means the legal requirements relating to this Plan and the Awards under applicable provisions of the corporate and securities laws of the Cayman Islands, the rules of any applicable stock exchange or national market system, and the laws and rules of any jurisdiction applicable to Awards granted to residents therein.

(c) “Award” means the grant of an Option under this Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “BonneVie” means BonneVie, Ltd., a business company limited by shares and duly incorporated in the British Virgin Islands with the BVI Company Number 1845776.

(f) “Cause” means, with respect to the termination by a Group Company of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Group Company, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of any Group Company; (ii) dishonesty, intentional misconduct or material breach of any agreement with any Group Company; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(g) “Company” means Atopco Company, Ltd., an exempted company limited by shares and duly incorporated under the laws of the Cayman Islands or any successor.

(h) “Continuous Service” means that the provision of services to a Group Company in any capacity of Employee is not interrupted. Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Group Company notwithstanding any required notice period that must be fulfilled before a termination as an Employee can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Group Company. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Group Companies, or any successor, in any capacity of Employee, or (iii) any change in status as long as the individual remains in the service of the Group Companies in any capacity of Employee (except as otherwise provided in the Schedule 2). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(i) “Declaration” means a Declaration of Bare Trust of Shares (in a form which is attached as Exhibit B).

(j) “Director” means a member of the Board or the board of directors of any other Group Company.

(k) “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than one hundred and eighty (180) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(l) “Employee” means any person, including an Officer or Director, who is in the employ of a Group Company, subject to the control and direction of the Group Company as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Group Company shall not be sufficient to constitute “employment” by the Group Company.

(m) “Exercise Price” has the meaning given to it in Schedule 1, referring to the total exercise price of the relevant Award, as adjusted if there is an adjustment to the Shares.

(n) ”Expiration Date” for each vested tranche of Awards, the expiry of 3 months after the date when the tranche vests.

(o) “Grantee” means an Employee who receives an Award under this Plan.

(p) “Group” means the Company and any other direct or indirect subsidiaries, each a “Group Company” and collectively the “Group”.

(q)  “Officer” means a person who is an officer of a Group Company.

(r) “Option” means an option to acquire certain number of Shares subject to this Plan, the Declaration and the Power of Attorney.

(s) “Plan” means this Share Incentive Plan.

(t) “Power of Attorney” means a power of attorney in the form attached as Exhibit C.

(u) “Share” means an Ordinary Share of the Company with par value of US$ 1.00, as adjusted from time to time if there is a share split, merger or other capital restructuring of the Company, to reflect such restructuring.

(v)  “Trustee” means BonneVie acting as the trustee for the Grantees according to the Declaration.

(w) “Vesting Schedule” means the vesting schedule of the Awards, which will be determined and approved by the Board.

3.             Shares Subject to this Plan.

(a) The maximum aggregate number of Shares pursuant to all Awards is 1,000 Shares, which represent all the Shares being held by BonneVie, which shall be adjusted if there is a share split, merger or other capital restructuring of the Company, to reflect such restructuring.

(b) To the extent that any Option expires, lapses or is forfeited, cancelled or terminated for any reason (whether voluntarily or involuntarily), any Option or related Share will be available again for grant under an Award subject to this Plan. If any Option or Share are forfeited or redeemed, such Option and Share may again be awarded under this Plan, subject to the limitations set out in Section 3(a).

4.	Administration of this Plan.

(a) Plan Administrator.

(i)        Administration. This Plan shall be administered by the Board. The Board further delegates certain powers and authorities to the board of BonneVie to implement this Plan and for BonneVie to act as a bare trustee for the Grantees according to the Declaration. Any reference to the Board or the Administrator may refer to the board of BonneVie as the context requires.

(ii)       Administration Errors. In the event that an Award is granted in a manner inconsistent with this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and this Plan.

(b)       Powers of the Administrator. Subject to Applicable Laws and this Plan (including any other powers given to the Administrator hereunder), and except as otherwise consented by the Board, the Administrator shall have the authority, in its discretion:

(i)       to select the Employees to whom Awards may be granted from time to time hereunder;

(ii)      to determine whether and to what extent Awards are granted hereunder;

(iii)     to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)     to determine the terms and conditions of any Award granted hereunder;

(v)      to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures which are inconsistent with the provisions of this Plan, the Restated Memorandum and Articles of Association of the Company, the Declaration and the Power of Attorney;

(vi)     to amend the terms of any outstanding Award granted under this Plan, provided that, unless expressly provided in this Plan or other documents related to this Plan, any amendment that would adversely affect the Grantee’s rights under an outstanding Award would only be made with the Grantee’s written consent;

(vii)    to construe and interpret the terms of this Plan, the Declaration and the Power of Attorney, including without limitation, any notice of Award granted under this Plan; and

(viii)   to take such other action, which is not inconsistent with the terms of this Plan, the Restated Memorandum and Articles of Association of the Company, the Declaration and the Power of Attorney, as the Administrator deems appropriate.

The express grant in this Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in this Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or board of BonneVie or Employees of a Group Company pursuant to an indemnification agreement between the Company and BonneVie, members of the Board, board of BonneVie and any Employees of a Group Company to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.	Eligibility. Awards may be granted to Employees.

6.	Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorised to grant an Award to an Employee subject to this Plan.

(b) Conditions of Award. Subject to this Plan, the Declaration and the Power of Attorney, the Administrator may determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, or (xviii) such other measure of performance selected by the Administrator. The performance criteria may be applicable to the Company, other Group Company and/or any individual business units of the Group.

(c) Term of Award. The term of each Award shall be the term provided in Schedule 2.

(d) Transferability of Awards. Subject to the Declaration, the Option related to the Awards shall not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and the Option may only be exercised, during the lifetime of the Grantee, only by the Grantee.

(e) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7.	Consideration and Taxes.

(a) Consideration. Subject to Applicable Laws, the Exercise Price shall be paid in cash and it shall not be less than par value of the Shares.

(b) Taxes. No Shares shall be delivered under this Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any income, employment or other tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon the exercise of an Option, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incidental to the exercise of an Option.

8.	Exercise of an Option.

(a) Procedure for Exercise; Rights as a Shareholder.

(i)        Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator according to this Plan.

(ii)       An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with this Plan by the person entitled to exercise the Option and full payment of the Exercise Price has been paid by the Grantee to the Company or BonneVie as the Company instructs for exercising such Option.

(b)  Exercise of Option Following Termination of Continuous Service.

(i)        An Option may not be exercised after the Expiration Date and may be exercised following the termination of a Grantee’s Continuous Service subject to the terms set forth in Schedule 2.

(ii)       Where Schedule 2 permits a Grantee to exercise an Option following the termination of the Grantee’s Continuous Service for a specified period, the Option shall expire if it is not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

9.	Conditions Upon Exercise of the Option.

(a) No interest of the Shares shall be transferred pursuant to the exercise of an Award unless the exercise of such Award and the transfer of such interest pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Each Grantee acknowledges that BonneVie, being its trustee under the Declaration, is bound by the existing shareholders agreement between the shareholders of the Company (as amended) and each such Grantee agrees not to cause BonneVie to breach and agrees itself to abide by the terms of such shareholders agreement.

(b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that any interests in the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) The transfer of any interest of the Shares shall further be subject to the general terms and conditions stipulated in Schedule 2 the General Terms and Conditions of this Plan, the Declaration and the Power of Attorney.

Simultaneous to the exercise of an Option, the Grantee and BonneVie shall sign (i) the Declaration, in order for the Grantee to transfer the legal interest in the Shares issued by exercising the Option to BonneVie and declare that BonneVie will hold the legal interest in such Shares as the Trustee, while the Grantee will retain the beneficial interest of such Shares; and (ii) the Power of Attorney. The Grantee shall not (i) assign his/her beneficial interest under the Declaration, (ii) instruct BonneVie to transfer any of the Shares, or (iii) terminate such trust arrangement until the date as specified in the Declaration.

10.           Effective Date and Term of Plan. This Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of four (4) years unless being terminated by the Board. Subject to Applicable Laws, Awards may be granted under this Plan as soon as this Plan becomes effective.

11.	Amendment, Suspension or Termination of this Plan.

(a) The Board may at any time amend, suspend or terminate this Plan.

(b) No Award may be granted during any suspension of this Plan or after termination of this Plan.

(c) No suspension or termination of this Plan shall adversely affect any rights of Awards that have already been granted to a Grantee.

12.           No Effect on Terms of Employment Relationship. This Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of a Group Company to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of a Group Company to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

13.           No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of a Group Company, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of a Group Company, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

14.           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Schedule 1 Implementation Rules

1.	Definition: Unless otherwise defined herein, the terms defined in this Schedule shall have the same meaning as defined in this Plan.

2.	Date of Award: The date when the Plan is approved.

3.	Exercise Price per Share: Two thousand five hundred US Dollars

4.	Performance Target:

(i)        The Board will determine the baseline target as the performance target and may adjust the performance target at its sole discretion.

(ii)       When determining the performance targets, the Board has taken into consideration of all the regional businesses of the Group. Performance targets are defined at each regional business level for the management team of that business unit, and at Group level for Group executives.

(iii)      Baseline performance targets are defined and reviewed to reflect:

a)	Normal business operating conditions;

b)	Capital expenditure to expand the business;

c)	General industry dynamic.

5.	Vesting Rules:

The vesting and exercise of the Award shall be subject to the achievement of performance targets as determined by the Board.

(i)        If actual performance reaches 120% of the baseline target and above, then the corresponding Grantees have the right to exercise 120% of the Options allocated in that year; that is, an additional grant from the ESOP incentive pool can be allocated and exercised.

(ii)       If actual performance reaches 100%, but below 120% of the target, 100% of the granted Options can be exercised.

(iii)      If actual performance reaches 80% of the target, but below 100% of the target, 80% of the granted Options can be exercised.

(iv)      If actual performance reaches 60% of the target, but below 80% of the target, 60% of the granted Options can be exercised.

(v)       If actual performance is below 60% of the target, no Options can be exercised. Granted options for such calendar year will be forfeited and available for grants to other Grantees.

6.	Allocation: The Board will determine the allocation to each Grantee.

Schedule 2 General Terms and Conditions

1.             Definition. Unless otherwise defined herein, the terms defined in this Schedule shall have the same meaning as defined in this Plan.

2.             Grant of Award. Subject to this Plan, BonneVie will grant the Grantee an Award in the form of Options, of which the Grantee is entitled to pay the Exercise Price to the Company or BonneVie as the Company instructs to obtain both the legal and beneficial interest in relevant Shares. Simultaneously, the Grantee will sign the Declaration and Power of Attorney.

3.	Exercise of Option.

(a)      Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule and with the applicable provisions of this Plan including these General Terms and Conditions.

(b)      Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares of which interest would be transferred from BonneVie to the Grantee pursuant to the exercise of Option, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price.

(c)      Taxes. No interest in the Shares shall be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of the interest in the Shares. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

4.	Method of Payment. Payment of the Exercise Price shall be made by cash.

5.             Restrictions on Exercise and Call Option. The Option shall not be exercised (i) if the exercise of the Option would constitute a violation of any Applicable Laws, the Restated Memorandum and Articles of Association of the Company, this Plan or the Declaration and/or (ii) if the Grantee voluntary terminates his/her Continuous Service and breaches any applicable non-compete and any other obligation to which the Grantee is subject to. In case the Grantee breaches any applicable non-compete obligation which he/she is subject to, the Company shall be entitled to purchase from such Grantee the Shares already exercised and acquired by said Grantee at a price of the Exercise Price plus an interest of 8% per annum (non-compound) for the term between the date of the acquisition of Shares by the Grantee and the date of the purchase by the Company.

6.             Termination or Change of Continuous Service. In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may exercise the portion of the Option that was vested by the date of such termination (the “Termination Date”) and the portion of the Option although not vested while corresponding to the term of the Continuous Service already served as if the performance target of that particular year is 100% achieved. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event, however, shall the Option be exercised later than the Expiration Date set forth in this Plan. In the event of the Grantee’s change in status from Employee to any other status of Employee, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule. Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option by the Expiration Date, the Option shall terminate.

7.             Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within six (6) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested by the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall lapse.

8.             Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or during the six (6) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within six (6) months commencing on the date of death. To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall lapse.

9.             Transferability of Option. The Option shall not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

10.           Term of Option. The Option must be exercised no later than the Expiration Date as defined in the Plan or such other date as otherwise provided herein. After the Expiration Date or such other date as determined by the Board, the Option shall be of no further force or effect and may not be exercised.

11.           Tax Consequences. The Grantee may incur tax liability as a result of the Grantee exercising the Option or disposing the Shares obtained from exercising the Option. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING THE SHARES OBTAINED FROM EXERCISING THE OPTION.

12.           Lock-Up Agreement. The Grantee, if requested by the Company, BonneVie or the lead underwriter of any public offering of the Shares (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Share (except the ordinary shares included in such public offering or acquired on the public market after such offering) during the period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing.

13.           Governing Law. The General Terms and Conditions and this Plan are to be construed in accordance with and governed by the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties. Should any provision of this Plan including these General Terms and Conditions be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14.           Construction. The captions used in this Plan including these General Terms and Conditions are inserted for convenience and shall not be deemed a part of this Plan for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15.           Administration and Interpretation. Any question or dispute regarding the administration or interpretation of this Plan including these General Terms and Conditions shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16.           Arbitration. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 8 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to this Plan and these General Terms and Conditions shall be referred to and determined by arbitration at the Hong Kong International Arbitration Centre and in accordance with the arbitration rules thereof then in effect. The arbitration proceedings shall be conducted in the English language. The parties shall have the right to conduct discovery which provides them with access to documents and witnesses that are essential to the dispute, as determined by the arbitrator. The parties agree that the arbitrator shall have no authority to vary the terms of this Plan including these General Terms and Conditions or to award any punitive, consequential, incidental, indirect or special damages, interest, fees or expenses. The arbitrator’s written award shall include the essential findings and conclusions upon which the award is based. The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The parties shall bear their own attorneys’ fees and other costs arising under this Section 16 except as otherwise required by law. If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17.           Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service, with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A

SHARE INCENTIVE PLAN

EXERCISE NOTICE

Attention: Board of Directors

1.             Effective as of today, _____________________, the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to obtain the legal and beneficial interest of ___________ Ordinary Shares (the “Shares”) of Atopco Company, Ltd. (“Atopco”) under and pursuant to Atopco’s Share Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise defined herein, the terms used herein shall have the same meanings as defined in the Plan.

2.             Trust Arrangement. Simultaneous to the exercise of the Grantee’s Award, the Grantee shall sign (a) the Declaration of Bare Trust of Shares, pursuant to which BonneVie Ltd. (“BonneVie”) will declare that it holds the Shares as a bare trustee for the Grantee until the date as specified in the Declaration and (b) the Power of Attorney. Before the revocation of the trust as per the Declaration, the Grantee shall not (i) assign his/her beneficial interest under the Declaration of Trust, (ii) instruct BonneVie to transfer any of the Shares, or (iii) terminate the trust arrangement aforementioned.

3.             Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Plan and its General Terms and Conditions thereof and agrees to abide by and be bound by their terms and conditions.

4.             Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s acquisition or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company or BonneVie for any tax advice.

5.             Taxes. The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company and/or BonneVie the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

6.             Successors and Assigns. The Company and BonneVie may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company and BonneVie. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assignees.

7.             Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8.             Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9.             Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10.           Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

11.           Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:	Accepted by:

GRANTEE:	Atopco Company, Ltd.

By:

Title:
(Signature)

EXHIBIT B

Declaration of Bare Trust of Shares

EXHIBIT C

Power of Attorney